                          MONTHLY NOTEHOLDERS STATEMENT

                           M&I AUTO LOAN TRUST 2001-1

                        Class A1 3.51% Asset Backed Notes
                        Class A2 3.89% Asset Backed Notes
                        Class A3 4.49% Asset Backed Notes
                        Class A4 4.97% Asset Backed Notes
                        Class B 5.88% Asset Backed Notes

DISTRIBUTION DATE:  September 20, 2002
MONTHLY PERIOD:     August, 2002

Under the Sales and Servicing Agreement dated as of August 30, 2001 among Marshall & Ilsley Bank as servicer and Marshall & Ilsley Auto Receivables LLC, as seller, Marshall & Ilsley Auto Trust 2001-1 as issuer and the Bank One, National Association as indenture trustee, the Servicer is required to prepare certain information each month regarding current distributions to Noteholders and the performance of the Trust during the previous month. The information that is required to be prepared with respect to the Distribution Date and Monthly Period listed above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Note, and certain other information is presented upon the aggregate amounts for the Trust as a whole.

A. Information Regarding the Current Monthly Distribution

1. Notes

     (A)  The aggregate amount of the distribution with respect to:

                                  Class A-1 Notes                 -
                                  Class A-2 Notes       10,644,569.18
                                  Class A-3 Notes          419,066.67
                                  Class A-4 Notes          217,810.25
                                    Class B Notes           51,009.00

     (B) The amount of the distribution set forth in paragraph A.1 (A) above in respect of interest on:

                                  Class A-1 Notes                 -
                                  Class A-2 Notes           93,117.16
                                  Class A-3 Notes          419,066.67
                                  Class A-4 Notes          217,810.25
                                    Class B Notes           51,009.00

     (C) The amount of the distribution set forth in paragraph A.1 (A) above in respect of principal on:

                                  Class A-1 Notes                 -
                                  Class A-2 Notes       10,551,452.02
                                  Class A-3 Notes                 -
                                  Class A-4 Notes                 -
                                    Class B Notes                 -

                          MONTHLY NOTEHOLDERS STATEMENT

                           M&I AUTO LOAN TRUST 2001-1

                        Class A1 3.51% Asset Backed Notes
                        Class A2 3.89% Asset Backed Notes
                        Class A3 4.49% Asset Backed Notes
                        Class A4 4.97% Asset Backed Notes
                        Class B 5.88% Asset Backed Notes

DISTRIBUTION DATE:     September 20, 2002
MONTHLY PERIOD:        August, 2002

    (D) The amount of the distribution set forth in paragraph A.1 (A) above per $1,000 interest in:

                                     Class A-1 Notes                     -
                                     Class A-2 Notes          118.27299089
                                     Class A-3 Notes            3.74166670
                                     Class A-4 Notes            4.14166667
                                       Class B Notes            4.90000000


    (E) The amount of the distribution set forth in paragraph A.1 (B) above per $1,000 interest in:

                                     Class A-1 Notes                     -
                                     Class A-2 Notes            1.03463511
                                     Class A-3 Notes            3.74166670
                                     Class A-4 Notes            4.14166667
                                       Class B Notes            4.90000000


    (F) The amount of the distribution set forth in paragraph A.1 (C) above per $1,000 interest in:

                                     Class A-1 Notes                     -
                                     Class A-2 Notes          117.23835578
                                     Class A-3 Notes                     -
                                     Class A-4 Notes                     -
                                       Class B Notes                     -


B. INFORMATION REGARDING THE PERFORMANCE OF THE TRUST

1. Pool Balance and Note Principal Balance

    (A) The Pool Balance at the close of business on the last day of the Monthly Period:
                                                            193,173,636.99

                          MONTHLY NOTEHOLDERS STATEMENT

                           M&I AUTO LOAN TRUST 2001-1

                        Class A1 3.51% Asset Backed Notes
                        Class A2 3.89% Asset Backed Notes
                        Class A3 4.49% Asset Backed Notes
                        Class A4 4.97% Asset Backed Notes
                        Class B 5.88% Asset Backed Notes

DISTRIBUTION DATE:  September 20, 2002
MONTHLY PERIOD:     August, 2002

               (B) The aggregate outstanding principal amount of each Class of Notes after giving effect to payments allocated to principal as set forth in paragraph A.1 (C) above with respect to:

                                 Class A-1 Notes                -
                                 Class A-2 Notes      18,173,636.99
                                 Class A-3 Notes     112,000,000.00
                                 Class A-4 Notes      52,590,000.00
                                   Class B Notes      10,410,000.00

               (C) The Note Pool Factor for each Class of Notes after giving affect to the payments set forth in paragraph A.1 (C) above with respect to:

                                 Class A-1 Notes                -
                                 Class A-2 Notes         0.20192930
                                 Class A-3 Notes         1.00000000
                                 Class A-4 Notes         1.00000000
                                   Class B Notes         1.00000000


               (D)  The amount of aggregate Realized Losses for the preceding
                    Monthly Period:                       55,756.71

               (E)  The aggregate Purchase Amount for all Receivables that were
                    repurchased in the Monthly Period:          -

2. Servicing Fee

                    The aggregate amount of the Servicing Fee paid to the Servicer with respect to the preceding Monthly Period
                                                          84,885.45

3. Payment Shortfalls

               (A) The amount of the Noteholders' Interest Carryover Shortfall after giving effect to the payments set forth in paragraph
                    A.1 (B) above with respect to:

                                 Class A-1 Notes                -
                                 Class A-2 Notes                -
                                 Class A-3 Notes                -
                                 Class A-4 Notes                -
                                   Class B Notes                -

                          MONTHLY NOTEHOLDERS STATEMENT

                           M&I AUTO LOAN TRUST 2001-l

                        Class A1 3.51% Asset Backed Notes
                        Class A2 3.89% Asset Backed Notes
                        Class A3 4.49% Asset Backed Notes
                        Class A4 4.97% Asset Backed Notes
                        Class B 5.88% Asset Backed Notes

DISTRIBUTION DATE:  September 20, 2002
MONTHLY PERIOD:     August, 2002

               (B) The amount of the Noteholders' Interest Carryover Shortfall set forth in paragraph 3(A) above per $1,000 interest with respect to:

                                   Class A-1 Notes                       -
                                   Class A-2 Notes                       -
                                   Class A-3 Notes                       -
                                   Class A-4 Notes                       -
                                     Class B Notes                       -

4

               (A)  The aggregate amount of collections by the Servicer during
                    the preceding Monthly Period:              12,612,461.53

               (B)  The aggregate amount which was received by the Trust from
                    the Servicer during the Monthly Period:    12,527,576.08

               (C)  The number of Receivables that are delinquent for:
                                        30-59 days                        74
                                        60-89 days                        20
                                   90 or more days                        20
                    Repossessed Autos in Inventory                        13

M&I Auto Loan Trust 2001-1                                                Page 1
Monthly Servicing Report

Distribution Date                     September 20, 2002                                 Closing Date:              August 30, 2001
Collection Period Begin Date:             August 1, 2002                   Previous Distribution Date:              August 20, 2002
Collection Period End Date:              August 31, 2002          Previous Collection Period End Date:                July 31, 2002

------------------------------------------------------------------------------------------------------------------------------------
A. Initial Bond Characteristics        Cutoff Balance     Coupon   Accrual Calendar       Legal Final Maturity               CUSIP
------------------------------------------------------------------------------------------------------------------------------------
I.   Class A-1 Notes                    $82,000,000.00     3.510%      Actual/360             August 20, 2002              55255PAA8
ii   Class A-2 Notes                    $90,000,000.00     3.890%        30/360             November 20, 2004              55255PAB6
iii  Class A-3 Notes                   $112,000,000.00     4.490%        30/360                April 20, 2006              55255PAC4
iv   Class A-4 Notes                    $52,590,000.00     4.970%        30/360                March 20, 2007              55255PAD2
v    Class B Notes                      $10,410,000.00     5.880%        30/360                 June 20, 2008              55255PAEO
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
B. Bond Balances                              Balance as of               % of Original Balance     Unpaid Interest  Unpaid Interest
                                      8/20/2002          9/20/2002         8/20/2002   9/20/2002        8/20/2002       9/20/2002
------------------------------------------------------------------------------------------------------------------------------------
I.    Class A-1 Notes                        $0.00              $0.00         0.00%        0.00%              -                 -
ii    Class A-2 Notes               $28,725,089.01     $18,173,636.99        31.92%       20.19%              -                 -
iii   Class A-3 Notes              $112,000,000.00    $112,000,000.00       100.00%      100.00%              -                 -
iv    Class A-4 Notes               $52,590,000.00     $52,590,000.00       100.00%      100.00%              -                 -
v     Class B Notes                 $10,410,000.00     $10,410,000.00       100.00%      100.00%              -                 -
------------------------------------------------------------------------------------------------------------------------------------

M&I Auto Loan Trust 2001-1                                               Page 2
Monthly Servicing Report


Distribution Date              September 20, 2002                                   Closing Date:  August 30, 2001
Collection Period Begin Date:      August 1, 2002                     Previous Distribution Date:  August 20, 2002
Collection Period End Date:       August 31, 2002            Previous Collection Period End Date:    July 31, 2002


-------------------------------------------------------------------------------------------------
C. Reserve Account

-------------------------------------------------------------------------------------------------
I.    Initial Reserve Deposit                              $1,735,000.00
ii    Beginning of Period Reserve Balance                  $2,602,500.00
iii   Specified Reserve Account Percent                             1.00% of Current Pool Balance
iv    Specified Reserve Account Floor                      $2,602,500.00
v     Specified Reserve Account Balance                    $2,602,500.00
vi    Reserve Account Release                                       0.00
vii   Reserve Account Draws                                        $0.00
viii  Reserve Account Deposits                                     $0.00
ix    End of Period Reserve Balance                        $2,602,500.00
x     Outstanding Simple Interest Advances                   $626,400.26
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
D. Servicing

-------------------------------------------------------------------------------
I     Servicing Fee Percentage                                            0.50%
ii    Beginning of Period Servicing Shortfall                             0.00
iii   End of Period Servicing Shortfall                                   0.00
-------------------------------------------------------------------------------

M&I Auto Loan Trust 2001-1                                               Page 3
Monthly Servicing Report

Distribution Date               September 20, 2002                                                 Closing Date:    August 30, 2001
Collection Period Begin Date:       August 1, 2002                                   Previous Distribution Date:    August 20, 2002
Collection Period End Date:        August 31, 2002                          Previous Collection Period End Date:      July 31, 2002


-------------------------------------------------------------------------------------------------------------------------------
E. Portfolio Characteristics                  Initial Balance               Balance as of                % of Original as of
                                                 8/22/2001           7/31/2002          8/31/2002      7/31/2002     8/31/2002
-------------------------------------------------------------------------------------------------------------------------------
I     Principal Balance                       $347,000,000.07    $203,725,089.01    $193,173,636.99      58.71%        55.67%
ii    Number of Contracts                              25,198             18,382             17,822      72.95%        70.73%
iii   Weighted Average Coupon (WAC)                     9.01%              9.00%              9.00%
iv    Weighted Average Original Term                    59.70              59.73              59.76
v     Weighted Average Remaining Term                   51.23              41.16              40.23
vi    Weighted Average Seasoning                         8.47              18.57              19.52
-------------------------------------------------------------------------------------------------------------------------------

M&I Auto Loan Trust 2001-1                                                Page 4
Monthly Servicing Report

Distribution Date              September 20, 2002                            Closing Date:  August 30, 2001
Collection Period Begin Date:      August 1, 2002              Previous Distribution Date:  August 20, 2002
Collection Period End Date:       August 31, 2002     Previous Collection Period End Date:    July 31, 2002

---------------------------------------------------------------------------------------------------
F.1 Portfolio Performance                          # of Contracts            % of # of Contracts
                                               7/31/2002    8/31/2002     7/31/2002       8/31/2002
---------------------------------------------------------------------------------------------------
I   30-59 Days Delinquent                         62            74          0.34%           0.42%
ii  60-89 Days Delinquent                         18            20          0.10%           0.11%
iii 90-119 Days Delinquent                        12            15          0.07%           0.08%
iv  120+ Days Delinquent                           6             5          0.03%           0.03%
v   Repo in Inventory (Charged-Off)                9             7          0.05%           0.04%
vi  Repo in Inventory (Not Charged-Off)            8             6          0.04%           0.03%
vii Gross Charge-Offs in Period                   18            17          0.10%           0.10%
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
F.1 Portfolio Performance                         Principal Balance          % of Principal Balance
                                              7/31/2002        8/31/2002     7/31/2002    8/31/2002
---------------------------------------------------------------------------------------------------
I   30-59 Days Delinquent                    769,079.27       941,381.85       0.38%        0.49%
ii  60-89 Days Delinquent                    195,628.42       241,885.35       0.10%        0.13%
iii 90-119 Days Delinquent                   128,654.10       156,723.59       0.06%        0.08%
iv  120+ Days Delinquent                      45,700.00        31,225.00       0.02%        0.02%
v   Repo in Inventory (Charged-Off)           65,381.06       103,538.90       0.03%        0.05%
vi  Repo in Inventory (Not Charged-Off)      105,417.53        81,803.54       0.05%        0.04%
vii Gross Charge-Offs in Period              115,385.49        89,478.16       0.06%        0.05%
---------------------------------------------------------------------------------------------------

------------------------------------------------------------------------
F.2 Ratios                           Ratio
                        6/30/2002  7/31/2002  8/31/2002  3 Month Average
------------------------------------------------------------------------
I   Net Loss Ratio        0.34%      0.44%      0.34%         0.37%
ii  Delinquency Ratio     0.16%      0.18%      0.22%         0.19%
------------------------------------------------------------------------

------------------------------------------------------------------------------------
G.  Portfolio Charge-Offs               Dollar Amount          % of Original Balance
                                  7/31/2002      8/31/2002     7/31/2002   8/31/2002
------------------------------------------------------------------------------------
I   Gross Charge-Offs in Period   $115,385.49     $89,478.16    0.033%      0.026%
ii  Cumulative Gross Charge-Offs  $950,025.84  $1,039,504.00    0.274%      0.300%
iii Net Losses in Period           $77,297.14     $55,756.71    0.022%      0.016%
iv  Cumulative Net Losses         $724,727.33    $780,484.04    0.209%      0.225%
------------------------------------------------------------------------------------

M&I Auto Loan Trust 2001-1                                               Page 5
Monthly Servicing Report

Distribution Date                        September 20, 2002                            Closing Date:                August 30, 2001
Collection Period Begin Date:                August 1, 2002              Previous Distribution Date:                August 20, 2002
Collection Period End Date:                 August 31, 2002     Previous Collection Period End Date:                  July 31, 2002

--------------------------------------------------------------------------------
H. Pool Collections
--------------------------------------------------------------------------------
I.    Borrower Interest Collections                               1,490,365.96
ii    Borrower Principal Collections                             10,445,568.86
iii   Net Liquidation Proceeds                                       16,405.00
iv    Recoveries                                                     33,721.45
v.    Simple Interest Advance                                       626,400.26
vi.   Repurchase Amounts (Interest)                                          -
vii.  Repurchase Amounts (Principal)                                         -
viii. Total Interest Collections                                  2,116,766.22
ix.   Total Principal Collections                               $10,495,695.31
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
I. Pool Balance Reconciliation
--------------------------------------------------------------------------------
I.    Beginning Pool Balance                                    203,725,089.01
ii    Pool Balance Reductions from Principal Collections         10,461,973.86
iii   Gross Charge-Offs in Period                                    89,478.16
iv    Ending Pool Balance                                       193,173,636.99
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
J. Total Available
--------------------------------------------------------------------------------

I.    Total Pool Collections                                    $12,612,461.53
ii    Reinvestment Income from Reserve Account                           $0.00
         Reserve Account Balance                $2,602,500.00
         Specified Reserve Account Amount       $2,602,500.00
                                                -------------
iii   Reserve Account Release                                                -
iv    Reserve Account Draw                                                0.00
v     Collected Funds                                           $12,612,461.53
-------------------------------------------------------------------------------

M&I Auto Loan Trust 2001-1                                                                                                    Page 6
Monthly Servicing Report

Distribution Date                         September 20, 2002                                           Closing Date: August 30, 2001
Collection Period Begin Date:                 August 1, 2002                             Previous Distribution Date: August 20, 2002
Collection Period End Date:                  August 31, 2002                    Previous Collection Period End Date:   July 31, 2002
------------------------------------------------------------------------------------------------------------------------------------
K. Waterfall                                                  Calculation         Amount Due
                                                                 Steps         for Distribution   Amount Available      Amount Paid

I    Reimbursement of Outstanding Simple Interest Advances           $0.00         $493,946.71     12,612,461.53         493,946.71

       Servicing Fee                                             84,885.45
       Previous Servicing Fee Shortfall                               0.00
                                                           ================
ii   Total Servicing Fee                                        $84,885.45          $84,885.45     12,118,514.82          84,885.45
iii  Class A Notes Interest Distribution                                            729,994.08     12,033,629.37         729,994.08
       Class A Notes Balance                               $193,315,089.01
       Pool Balance                                        $193,173,636.99
                                                           ================
iv   Priority Principal Distribution                           $141,452.02          141,452.02    11,303,635.29          141,452.02
v    Class B Notes Interest Distribution                             $0.00           51,009.00    11,162,183.27           51,009.00
      Reserve Fund Deposit                                           $0.00               $0.00    11,111,174.27                 -
          a) Previous Class A-1 Notes                                $0.00               $0.00              -                   -
          b) Previous Note Balance - Pool Balance           $10,551,452.02               $0.00              -                   -
     X.)  MAX of a) and b)                                  $10,551,452.02               $0.00              -                   -
     Y.)  Priority Principal Distribution Amount               $141,452.02               $0.00              -                   -
                                                           ===============
vii  Regular Principal Distribution                         $10,410,000.00       10,410,000.00    11,111,174.27       10,410,000.00
viii Release to Seller                                                              701,174.27       701,174.27          701,174.27
------------------------------------------------------------------------------------------------------------------------------------


M&I Auto Loan Trust 2001-1                                                                                                    Page 7
Monthly Servicing Report


Distribution Date                             September 20, 2002                             Closing Date:           August 30, 2001
Collection Period Begin Date:                     August 1, 2002               Previous Distribution Date:           August 20, 2002
Collection Period End Date:                      August 31, 2002      Previous Collection Period End Date:             July 31, 2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Accrued       Total       Total
                                             Number of                Previous    Interest on     Bond        Bond
                                              Days in      Current    Interest     Interest     Interest    Interest     Interest
L. Bond Interest Distributions    Coupon    Pay Period     Interest   Shortfall    Shortfall      Due        Paid       Shortfall
------------------------------------------------------------------------------------------------------------------------------------
   Total Class A Notes                                   $729,994.08    0.00         0.00      729,994.08   729,994.08     0.00
   Class A-1 Notes                 3.510%        21            $0.00    0.00         0.00            0.00            -     0.00
   Class A-2 Notes                 3.890%        30       $93,117.16    0.00         0.00       93,117.16    93,117.16     0.00
   Class A-3 Notes                 4.490%        30      $419,066.67    0.00         0.00      419,066.67   419,066.67     0.00
   Class A-4 Notes                 4.970%        30      $217,810.25    0.00         0.00      217,810.25   217,810.25     0.00
   Class B Notes                   5.880%        30       $51,009.00    0.00         0.00       51,009.00    51,009.00     0.00
M. Bond Principal Distributions
   Priority Principal Distribution                        141,452.02
   Regular Principal Distribution                      10,410,000.00
                                                       =============
   Total Principal Distribution                        10,551,452.02
                                                                   0
   Class A-1 Notes Principal Distribution                       0.00
   Class A-2 Notes Principal Distribution              10,551,452.02
   Class A-3 Notes Principal Distribution                       0.00
   Class A-4 Notes Principal Distribution                       0.00
   Class B Notes Principal Distribution                         0.00
------------------------------------------------------------------------------------------------------------------------------------